United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2019
Isoray, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On December 10, 2019, Isoray, Inc. (“Isoray” or the “Company”) held its Fiscal 2020 Annual Meeting of Stockholders (“Annual Meeting”), where four proposals were voted on. The proposals are described in detail in Isoray’s definitive proxy statement filed with the Securities and Exchange Commission on October 25, 2019. Of the 67,447,112 common and preferred shares outstanding and entitled to vote at the Annual Meeting, 53,825,052 common and preferred shares (or 79.80%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The final voting results on each proposal are set forth below.

Proposal 1. The stockholders elected four directors to the board of directors to serve until the fiscal 2021 annual meeting of stockholders. The votes for this proposal were:

	For	Withheld	Broker Non-Votes
Lori A. Woods	14,860,112	4,867,066	34,097,874

Philip J. Vitale, M.D	13,719,114	6,008,064	34,097,874

Michael W. McCormick	13,162,628	6,564,550	34,097,874

Alan Hoffmann	13,503,723	6,223,455	34,097,874

Proposal 2. The stockholders ratified the appointment of DeCoria, Maichel & Teague, P.S. as IsoRay’s independent registered public accounting firm for the fiscal year ending June 30, 2020. The votes on this proposal were:

For	Against	Abstain
45,040,784	3,738,995	5,045,273

Proposal 3. The stockholders approved, on an advisory basis, the compensation of Isoray’s named executive officers. The votes on this proposal were:

For	Against	Abstain	Broker Non-Votes
10,152,456	9,374,808	199,914	34,097,874

Proposal 4. The stockholders approved the Company's 2020 Equity Incentive Plan. The votes on this proposal were:

For	Against	Abstain	Broker Non-Votes
10,621,678	8,822,740	282,760	34,097,874

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2019

Isoray, Inc., a Delaware corporation

 By: /s/ Lori A. Woods

       Lori A. Woods, CEO